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EXHIBIT 10(iv)

                               FIRST AMENDMENT TO

                       AMERICAN PRECISION INDUSTRIES INC.

                       GRANT OF RESTRICTED STOCK AND BONUS

                                       TO

                                KURT WIEDENHAUPT





     This AGREEMENT, entered into as of July 1, 1996, is by and between American Precision Industries Inc. (the "Corporation") and Kurt Wiedenhaupt (the "Executive").

                                R E C I T A L S
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     A. The Corporation granted 4,000 shares of the common stock, $.66-2/3 par value per share, of the Corporation to the Executive under the terms of an Agreement entered into by and between the Corporation and the Executive dated as of May 1, 1995 (the "Agreement").

     B. The Board of Directors of the Corporation and the Executive have determined that the Agreement's definition of certain terms by reference to the Executive's employment agreement should be changed to refer to the Change in Control Agreement entered into by and between the Corporation and the Executive dated as of July 1, 1996 (the "Change in Control Agreement") and that other references to the employment agreement should be deleted from the Agreement.

     NOW, THEREFORE, the Corporation and the Executive agree to amend the Agreement as follows, effective as of July 1, 1996:

          1. Paragraph 7 of the Agreement is amended to read as follows:

               (a) During the "Restricted Period" as defined below, none of the Restricted Shares may be sold, exchanged, transferred, assigned, pledged, hypothecated, or otherwise disposed of. The "Restricted Period" is the period beginning on the Date of Grant and ending on the earliest to occur of the following: (i) April 30, 2000, (ii) the death of the Executive, or (iii) the termination of the Executive's employment with the Corporation (A) by the Corporation for a reason other than "Cause," (B) on account of the "Disability" of the Executive, or (C) by the Executive for "Good Reason" following a "Change in Control," as such terms are, or may be, defined in the Change in Control Agreement.


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               (b) If the Executive's employment with the Corporation is
terminated during the Restricted Period under any circumstances other than those described under clause (ii) or (iii) of paragraph 7(a), the Executive shall forfeit the Restricted Shares on the date of the termination of his employment. In such a case, the Executive shall assign the certificate or certificates for the Restricted Shares to the Corporation as soon as practicable following the termination of his employment.

          2. Paragraph 10 of the Agreement is amended to read as follows:

               10. Compensation realized or recognized by the Executive in connection with this Agreement including, but not limited to, compensation that may be realized upon the grant of the Restricted Shares, the payment of the cash bonus, the payment of dividends or other distributions with respect to the Restricted Shares, and the expiration of the Restricted Period, shall not be considered compensation for the purposes of any employee benefit plan of the Corporation (including but not limited to any supplemental plan), except as the Corporation may determine in its sole discretion.

          IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.



                              AMERICAN PRECISION INDUSTRIES INC.



                              By /s/ John M. Murray
                                -------------------------------------------
                                     John M. Murray,
                                     Vice President-Finance and Treasurer



                              By /s/ James J. Tanous
                                -------------------------------------------
                                     James J. Tanous, Secretary



                               /s/ Kurt Wiedenhaupt
                              ---------------------------------------------
                                     Kurt Wiedenhaupt, individually


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